                                                                   EXHIBIT 4.1
                                                                  EXECUTION COPY

________________________________________________________________________________



                    AVALON CABLE OF MICHIGAN HOLDINGS, INC.,

                                AVALON CABLE LLC

                                      AND

                      AVALON CABLE HOLDINGS FINANCE, INC.,

                                   AS ISSUERS


                      11 7/8% SENIOR DISCOUNT NOTES DUE 2008



                                   INDENTURE



                         Dated as of December 10, 1998



                             THE BANK OF NEW YORK,

                                   as Trustee

________________________________________________________________________________

                             CROSS-REFERENCE TABLE*


Trust Indenture Act Section                                   Indenture Section

310(a)(1)................................................................ 7.10
  (a)(2)................................................................. 7.10
  (a)(3)................................................................. N.A.
  (a)(4)................................................................. N.A.
  (a)(5)................................................................. 7.10
  (i)(b)................................................................. 7.10
  (ii)(c)................................................................ N.A.
  311(a)................................................................. 7.11
  (b).................................................................... 7.11
  (iii)(c)............................................................... N.A.
312(a)................................................................... 2.5
  (b)(5)................................................................. 11.3
  (iv)(c)................................................................ 11.3
313(a)................................................................... 7.6
  (b)(1)................................................................. 10.3
  (b)(2)................................................................. 7.7
  (v)(c)................................................................. 7.6
                                                                          11.2
  (v)(d)................................................................. 7.6
314(a)................................................................... 4.3;
                                                                          11.2
  (A)(b)................................................................. 10.2
  (c)(1)................................................................. 11.4
  (c)(2)................................................................. 11.4
  (c)(3)................................................................. N.A.
  (vi)(e)................................................................ 11.5
  (f).................................................................... N.A.
315(a)................................................................... 7.1
  (b).................................................................... 7.5
                                                                          11.2
  (B)(c)................................................................. 7.1
  (d).................................................................... 7.1
  (e).................................................................... 6.11
316(a)(last sentence).................................................... 2.9
  (a)(1)(A).............................................................. 6.5
  (a)(1)(B).............................................................. 6.4
  (a)(2)................................................................. N.A.
  (b).................................................................... 6.7
  (C)(c)................................................................. 2.12
317(a)(1)................................................................ 6.8
  (a)(2)................................................................. 6.9
  (b).................................................................... 2.2
318(a)................................................................... 11.1

  (b).................................................................... N.A.
  (c).................................................................... 11.1

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.



                               TABLE OF CONTENTS
                               -----------------

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    ARTICLE 1.
     DEFINITIONS AND INCORPORATION BY REFERENCE.............................  1

SECTION 1.1  DEFINITIONS....................................................  1

SECTION 1.2  OTHER DEFINITIONS.............................................. 22

SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.............. 23

SECTION 1.4  RULES OF CONSTRUCTION.......................................... 24

SECTION 1.5  ONE CLASS OF SECURITIES........................................ 24

     ARTICLE 2.
     THE SENIOR DISCOUNT NOTES.............................................. 24

SECTION 2.1  FORM AND DATING................................................ 24

SECTION 2.2  EXECUTION AND AUTHENTICATION................................... 26

SECTION 2.3  REGISTRAR AND PAYING AGENT..................................... 26

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST............................ 27

SECTION 2.5  HOLDER LISTS................................................... 27

SECTION 2.6  TRANSFER AND EXCHANGE.......................................... 28

SECTION 2.7  REPLACEMENT SENIOR DISCOUNT NOTES.............................. 41

SECTION 2.8  OUTSTANDING SENIOR DISCOUNT NOTES.............................. 42

SECTION 2.9  TREASURY SENIOR DISCOUNT NOTES................................. 42

SECTION 2.10 TEMPORARY SENIOR DISCOUNT NOTES................................ 42

SECTION 2.11 CANCELLATION................................................... 43

SECTION 2.12 DEFAULTED INTEREST............................................. 43

                                      -i-

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SECTION 2.13 CUSIP NUMBERS.................................................. 43

SECTION 2.14 LIMITATION OF ISSUER'S AND ADDITIONAL OBLIGOR'S
             LIABILITY...................................................... 44

     ARTICLE 3.
     REDEMPTION AND PREPAYMENT.............................................. 44

SECTION 3.1  NOTICES TO TRUSTEE............................................. 44

SECTION 3.2  SELECTION OF SENIOR DISCOUNT NOTES TO BE REDEEMED.............. 44

SECTION 3.3  NOTICE OF REDEMPTION........................................... 45

SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION................................. 46

SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.................................... 46

SECTION 3.6  SENIOR DISCOUNT NOTES REDEEMED IN PART......................... 47

SECTION 3.7  OPTIONAL REDEMPTION............................................ 47

SECTION 3.8  MANDATORY REDEMPTION........................................... 48

SECTION 3.9  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS............ 48

SECTION 3.10 MANDATORY PAYMENT OF ACCRUED INTEREST.......................... 50

     ARTICLE 4.
     COVENANTS.............................................................. 50

SECTION 4.1  PAYMENT OF SENIOR DISCOUNT NOTES............................... 50

SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY................................ 50

SECTION 4.3  REPORTS........................................................ 51

SECTION 4.4  COMPLIANCE CERTIFICATE......................................... 52

SECTION 4.5  TAXES.......................................................... 52

                                     -ii-

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SECTION 4.6  STAY, EXTENSION AND USURY LAWS................................. 53

SECTION 4.7  RESTRICTED PAYMENTS............................................ 53

SECTION 4.8  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
             RESTRICTED SUBSIDIARIES........................................ 56

SECTION 4.9  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
             PREFERRED STOCK................................................ 57

SECTION 4.10 ASSET SALES.................................................... 59

SECTION 4.11 TRANSACTIONS WITH AFFILIATES................................... 61

SECTION 4.12 LIENS.......................................................... 61

SECTION 4.13 BUSINESS ACTIVITIES............................................ 62

SECTION 4.14 CORPORATE EXISTENCE............................................ 62

SECTION 4.15 OFFER TO REPURCHASE UPON CHANGE OF CONTROL..................... 62

SECTION 4.16 [INTENTIONALLY OMITTED]........................................ 63

SECTION 4.17 GUARANTEES BY RESTRICTED SUBSIDIARIES.......................... 63

SECTION 4.18 PAYMENTS FOR CONSENT........................................... 64

SECTION 4.19 SALE AND LEASEBACK TRANSACTIONS................................ 64

SECTION 4.20 SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTEDSUBSIDIARIES.... 64

     ARTICLE 5.
     SUCCESSORS............................................................. 65

SECTION 5.1  MERGER, CONSOLIDATION, OR SALE OF ASSETS....................... 65

SECTION 5.2  SUCCESSOR CORPORATION OR GUARANTORS SUBSTITUTED................ 65

                                     -iii-

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     ARTICLE 6.
     EVENTS OF DEFAULT.....................................................  66

SECTION 6.1  EVENTS OF DEFAULT.............................................  66

SECTION 6.2  ACCELERATION..................................................  68

SECTION 6.3  OTHER REMEDIES................................................  69

SECTION 6.4  WAIVER OF PAST DEFAULTS.......................................  69

SECTION 6.5  CONTROL BY MAJORITY...........................................  69

SECTION 6.6  LIMITATION ON SUITS...........................................  69

SECTION 6.7  RIGHTS OF HOLDERS OF SENIOR DISCOUNT NOTES TO
             RECEIVE PAYMENT...............................................  70

SECTION 6.8  COLLECTION SUIT BY TRUSTEE....................................  70

SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM..............................  70

SECTION 6.10 PRIORITIES....................................................  71

SECTION 6.11 FOR COSTS.....................................................  71

     ARTICLE 7.
     TRUSTEE...............................................................  72

SECTION 7.1  DUTIES OF TRUSTEE.............................................  72

SECTION 7.2  RIGHTS OF TRUSTEE.............................................  73

SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE..................................  74

SECTION 7.4  TRUSTEES DISCLAIMER...........................................  74

SECTION 7.5  NOTICE OF DEFAULTS............................................  75

                                     -iv-

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SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR
             SUBORDINATED NOTES............................................  75

SECTION 7.7  COMPENSATION AND INDEMNITY....................................  75

SECTION 7.8  REPLACEMENT OF TRUSTEE........................................  76

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC..............................  77

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.................................  77

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.............  78

SECTION 7.12 OTHER CAPACITIES..............................................  78

SECTION 7.13 TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM
             THE ISSUER....................................................  78

     ARTICLE 8.
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................  79

SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
              DEFEASANCE...................................................  79

SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE...............................  79

SECTION 8.3   COVENANT DEFEASANCE..........................................  79

SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...................  80

SECTION 8.5   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
              HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS................  81

SECTION 8.6   REPAYMENT TO ISSUERS.........................................  82

SECTION 8.7   REINSTATEMENT................................................  82

     ARTICLE 9.
     AMENDMENT, SUPPLEMENT AND WAIVER......................................  83

                                      -v-

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SECTION 9.1   WITHOUT CONSENT OF HOLDERS OF SENIOR DISCOUNT
              NOTES........................................................  83

SECTION 9.2   WITH CONSENT OF HOLDERS OF SENIOR DISCOUNT NOTES.............  84

SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT..........................  85

SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS............................  85

SECTION 9.5   NOTATION ON OR EXCHANGE OF SENIOR DISCOUNT NOTES.............  86

SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC..............................  86

     ARTICLE 10.
     GUARANTEE.............................................................  86

SECTION 10.1  UNCONDITIONAL GUARANTEE......................................  86

SECTION 10.2  SEVERABILITY.................................................  87

SECTION 10.3  LIMITATION OF GUARANTOR'S LIABILITY..........................  87

SECTION 10.4  CONTRIBUTION.................................................  87

SECTION 10.5  SUBORDINATION OF SUBROGATION AND OTHER RIGHTS................  88

     ARTICLE 11.
     MISCELLANEOUS.........................................................  88

SECTION 11.1  TRUST INDENTURE ACT CONTROLS.................................  88

SECTION 11.2  NOTICES......................................................  88

SECTION 11.3  COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED
              NOTES WITH OTHER HOLDERS OF SENIOR DISCOUNT NOTES............  89

SECTION 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...........  89

SECTION 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION................  90

SECTION 11.6  RULES BY TRUSTEE AND AGENTS..................................  90

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SECTION 11.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
              EMPLOYEES AND SHAREHOLDERS.....................................90

SECTION 11.8  GOVERNING LAW..................................................91

SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................91

SECTION 11.10 SUCCESSORS.....................................................91

SECTION 11.11 SEVERABILITY...................................................91

SECTION 11.12 COUNTERPART ORIGINALS..........................................91

SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC...............................91


     EXHIBITS:

     A Form of Senior Discount Notes
     B Form of Certificate of Transfer
     C Form of Certificate of Exchange
     D Form of Supplemental Indenture

     INDENTURE dated as of December 10, 1998 among Avalon Cable of Michigan Holdings, Inc., a Delaware corporation ("Michigan Holdings"), Avalon Cable LLC, a Delaware limited liability company ("Avalon Holdings") and Avalon Cable Holdings Finance, Inc., a Delaware corporation ("Finance Holdings") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     The Issuers, any Guarantors (as defined herein) and the Trustee agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the 11% Senior Discount Notes due 2008 (the "Initial Senior Discount Notes") and the 11% Senior Discount Notes due 2008 if and when issued in the Exchange Offer (the "New Senior Discount Notes" and, together with the Initial Senior Discount Notes and the Additional Senior Discount Notes, if any, the "Senior Discount Notes"):

                                  ARTICLE 1.
                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    DEFINITIONS.

               "ABRY" means ABRY Partners, Inc.

               "ABRY III" means ABRY Broadcast Partners III, L.P.

     "ABRY Management Agreement" means the Management and Consulting Services Agreement entered into as of May 29, 1998 and amended and restated as of November 6, 1998 by and among ABRY Partners, Inc., Avalon Michigan and Avalon New England and any successor agreement; provided that any such successor agreement shall not modify the ABRY Management Agreement as in effect as of November 6, 1998 in any material respect, taken as a whole, adverse to the Issuers and their Subsidiaries or the Trustee.

     "ABRY Subordinated Debt" means Indebtedness of the Issuers in principal amount not to exceed $30.0 million in the aggregate at any time outstanding (a) that is owed to Avalon, directly or indirectly, or to ABRY III, ABRY or any other investment fund controlled by ABRY, (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Senior Discount Notes and the Senior Subordinated Notes to at least the following extent: (i) no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Senior Discount Notes and/or the Senior Subordinated Notes exists and (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Senior Discount Notes and/or the Senior Subordinated Notes, upon notice by 25% or more in principal amount at maturity of the Senior Discount Notes and/or the Senior Subordinated Notes, as appropriate, to the trustee under the Senior Discount Notes and/or the Senior Subordinated Notes, such trustee or trustees shall have the right to give notice to the Issuers and the holder of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice and (c) that shall automatically convert into common equity of the Issuers within 18 months of the date of issuance thereof, unless refinanced.

          "Accreted Value" means as of any date prior to December 1, 2003, an amount per $1,000 principal amount at maturity of the Senior Discount Notes that is equal to the sum of (a) the initial offering price of each Senior Discount Note and (b) the portion of the excess of the principal amount at maturity of each Senior Discount Note over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 1, and December 1, at the rate of 11% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisition Transactions" means the acquisition (i) by the Issuers and their Subsidiaries of 1,822,810 outstanding shares of the common stock of Mercom, (ii) by Avalon Michigan or Avalon Michigan LLC of a cable television system from Cross Country Cable TV, Inc., (iii) by Avalon Michigan or Avalon Michigan LLC of a cable television system from Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P., (iv) by Avalon Michigan or Avalon Michigan LLC of the assets of Traverse Internet, Inc. and (v) by Avalon New England of all of the cable system assets of Taconic Technology Corp.

          "Additional Senior Discount Notes" means an additional $50.0 million in aggregate principal amount at issuance of Senior Discount Notes issued under this Indenture after the Issue Date in accordance with Sections 2.2 and 4.9 hereof.

          "Affiliate"' means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent, co-registrar, authenticating agent or securities custodian.

           "Amrac" means Amrac Clear View, a Limited Partnership.

           "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

           "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.1 and not by the provisions of Section 4.10, and (ii) the issue or sale by the Issuers or any of their Restricted Subsidiaries of Equity Interests in any of their Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for Net Cash Proceeds in excess of $2.5 million. Notwithstanding the foregoing: (i) a transfer of assets by any of the Issuers to a Restricted Subsidiary of any Issuer or by a Restricted Subsidiary of any Issuer to such Issuer or to another Issuer or Restricted Subsidiary of an Issuer, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of an Issuer to any Issuer or to another Issuer or Restricted Subsidiary of any Issuer, (iii) a Restricted Payment that is permitted by the covenant described under Section 4.7 and (iv) transactions that are part of the Reorganization will not be deemed to be Asset Sales.

           "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           "Avalon" means Avalon Cable Holdings LLC, a Delaware limited liability company.

           "Avalon Michigan" means Avalon Cable of Michigan, Inc., a Pennsylvania corporation.

           "Avalon Michigan LLC" means Avalon Cable of Michigan LLC, a Delaware limited liability company.

           "Avalon New England" means Avalon Cable of New England LLC, a Delaware limited liability company.

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board of Directors" means, as to any Person, the board of directors of such Person (or, if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

           "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

           "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

           "Cable Michigan" means Cable Michigan, Inc., a Pennsylvania corporation.

           "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of the Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with
(A) Brown Brothers Harriman or (B) any other domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than one year from the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

           "Cedel" means Cedel Bank, S.A.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Issuers and their Restricted Subsidiaries, taken as a whole, or of all or substantially all of the, direct or indirect, assets of Avalon, in either case, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than another Issuer, a Restricted Subsidiary or an Additional Obligor; (ii) the adoption of a plan relating to the liquidation or dissolution of an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers; (iii) (A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Capital Stock of Avalon (measured by voting power rather than number of shares) and (B) the Principals "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, in the aggregate a lesser percentage of the Capital Stock of Avalon (measured by voting power rather than number of shares) than such other person; (iv) the first day on which a majority of the members of the Board of Directors of Avalon are not Continuing Managers; or (v) (A) Avalon or an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers, consolidates with, or merges with or into, any Person or
(B) any Person consolidates with, or merges with or into, Avalon or an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Issuer or Issuers or Avalon is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of such Issuer or Issuers or Avalon outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that notwithstanding the foregoing, the Reorganization shall not be deemed to be a Change of Control.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Company Issuers" means initially Avalon Michigan, Avalon New England and Avalon Cable Finance, Inc. or any successor thereto; provided that subsequent to the Reorganization, the Company Issuers shall be Avalon New England, Avalon Michigan LLC, as successor to Avalon Michigan, and Avalon Cable Finance, Inc. or any successor thereto.

          "Completed Acquisitions" means the acquisitions of Cable Michigan, Amrac and Pegasus by Avalon or an Affiliate of Avalon.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (v) other non-cash items decreasing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of
any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded whether or not distributed to an Issuer or one of its Restricted Subsidiaries.

          "Continuing Managers" means the managers of Avalon on the Issue Date and each other manager, if, in each case, such other manager's nomination for election to the board of managers of Avalon is recommended by at least
66 2/3% of the then Continuing Managers or such other manager receives the vote of the Permitted Investors in his or her election by the equityholders of Avalon.

          "Control Investment Affiliate" means as to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

          "Credit Facility" means that certain Senior Credit Agreement, dated as of November 5, 1998, by and among the Company Issuers, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent, and other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Senior Discount Notes in global form, or any successor entity thereto.

          "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Senior Discount Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.3 hereof as the Depositary with respect to the Senior Discount Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Discount Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers or their Affiliates to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers or their Affiliates may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any public or private sale of Capital Stock of any of the Issuers or Avalon or any Subsidiary of Avalon pursuant to which the Issuers together receive net proceeds of at least $25.0 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by Avalon or any Subsidiary of Avalon, the Net Cash Proceeds thereof shall have been contributed to one or more of the Issuers in the form of an equity contribution.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Excess Proceeds" means any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the third paragraph under Section 4.10 within the applicable period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means up to $5.0 million in aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries (other than Indebtedness under the Credit Facility and the Senior Discount Notes) in existence on the Issue Date, until such amounts are repaid.

          "Existing Michigan Indebtedness" means Indebtedness incurred by Avalon Michigan or Mercom between the Issue Date and the completion of the Reorganization that would be permitted to be incurred under the terms of this Indenture, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and in each case, as amended, modified renewed, refunded, replaced or refinanced.

          "Full Accretion Date" means December 1, 2003.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, except for the provisions described above under Sections 4.7 and 4.9, GAAP shall be determined on the basis of such principles in effect on the Issue Date.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b), 2.6(d) or 2.6(f) hereof.

          "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means (i) Avalon Michigan and Michigan Holdings upon the effective completion of the Reorganization and their execution of Guarantees of the Senior Discount Notes in accordance with the provisions of this Indenture and (ii) any Subsidiary that executes a Guarantee of the Senior Discount Notes in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

          "Holder" means a Person in whose name a Senior Discount Note is registered.

          "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to $0 for resales after the Issue Date to institutional "accredited investors" (as defined in Rule 501 under the Securities Act).

          "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any Property acquired by such Person or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade or accounts payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the face amount thereof, in the case of any Indebtedness with respect to acceptances, letters of credit and similar facilities, (ii) the accreted value thereof in the case of any Indebtedness that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; provided, however, that, in each case, with respect to any Indebtedness of any Person secured by a Lien on any asset of such Person and non-recourse to such Person, the amount of such Indebtedness shall be the lesser of (A) the principal amount thereof and
(B) the fair market value of the Property subject to such Lien. Notwithstanding the foregoing, the term "Indebtedness" shall not include Indebtedness of the Issuers to Affiliates for which principal and interest payments are not required to be made prior to the maturity of the Senior Discount Notes and which is otherwise subordinated to the prior payment in full of the Senior Discount Notes.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Purchasers" means Lehman Brothers Inc. and Barclays Capital Inc.

          "Initial Senior Discount Notes" means $196.0 million in aggregate principal amount at maturity of Senior Discount Notes issued under this Indenture on the date hereof.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If any of the Issuers or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of any Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of any Issuer, such Issuer or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7.

          "Issue Date" means the date on which $196.0 million aggregate principal amount at maturity of the Senior Discount Notes are originally issued.

          "Issuers" means, initially, Michigan Holdings, Avalon Holdings and Finance Holdings or any successor thereto; provided that subsequent to the Reorganization, the Issuers shall be Avalon Holdings and Finance Holdings or any successor thereto.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Senior Discount Notes for use by such Holders in connection with the Exchange Offer.

          "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of the Issuers and their Restricted Subsidiaries as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuers and preferred stock of the Issuers' Restricted Subsidiaries (except preferred stock issued to the Issuers or a Wholly Owned Subsidiary of the Issuers) on such date to (ii) the aggregate Consolidated Cash Flow of the Issuers for the full fiscal quarter ending on or prior to the date of determination multiplied by four.

          For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the quarter, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Issuers and their Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Issuers' Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the quarter. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, at any time subsequent to the beginning of the quarter and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the quarter (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition (including, without limitation, the acquisitions of Cable Michigan, Amrac and Pegasus and any other acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the quarter and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the quarter, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition the Issuers anticipate if the Issuers deliver to the Trustee an officer's certificate executed by the chief financial or accounting officer of any of the Issuers certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above, interest determined on a fluctuating basis, to the extent such interest is covered by

Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Mercom" means Mercom, Inc., a Delaware corporation.

          "Mercom Intercompany Loan" means the Term Credit Agreement between Mercom and Cable Michigan, Inc. originally dated as of November 26, 1989, amended and restated as of August 16, 1995, further amended and restated as of September 29, 1997 and as may be further amended from time to time; provided that any such further amendment shall not modify the Mercom Intercompany Loan as in effect as of September 29, 1997 in any material respect, taken as a whole, adverse to the Issuers and their Subsidiaries or the Trustee or the Holders.

          "Mercom Management Agreement" means the Management Agreement between Mercom and Cable Michigan, Inc. dated as of January 1, 1997, as may be amended from time to time; provided that any such amendment shall not modify the Mercom Management Agreement as in effect as of January 1, 1997 in any material respect.

          "Merger" means the merger of Avalon Cable Michigan, Inc. with and into Cable Michigan, Inc.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) any reserve established in accordance with GAAP or amounts deposited in escrow for adjustment in respect of the sale price of such asset or assets or for indemnities with respect to any Asset Sale (provided that such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be reserved) and (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien which is expressly permitted hereunder on any asset that is the subject of such Asset Sale and (b) with respect to transactions or events other than Asset Sales, the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in connection therewith less the reasonable fees, commissions and other out-of-pocket expenses incurred by the Issuers or any of their Restricted Subsidiaries in connection with such transaction or event and less any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "New Senior Discount Notes" has the meaning assigned to it in the preamble to this Indenture.

          "Non-Recourse Debt" means Indebtedness (i) as to which none of the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Senior Discount Notes being offered hereby) of any of the Issuers or their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lender have been notified in writing that they will not have any recourse to the stock or assets of any of the Issuers or their Restricted Subsidiaries.

          "Non-US. Person" means a Person who is not a U.S. Person.

          "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Issuer or any of their Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

           "Offering" means the offering of the Initial Senior Discount Notes by the Issuers.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officers' Certificate" means a certificate that meets the requirements of Section 11.5 hereof and is signed on behalf of any Person by any two of the following Officers: the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Vice President.

          "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Discount Notes sold in reliance on Rule 144A.

          "Opinion of Counsel" means a written opinion from legal counsel that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

          "Parent Guarantors" means Avalon Michigan and Michigan Holdings upon the effective completion of the Reorganization and their execution of Guarantees of the Senior Discount Notes in accordance with the provisions of this Indenture.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

           "Pegasus" means, collectively, Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc.

          "Permitted Business" means any business engaged in by the Issuers or their Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary or complementary thereto.

          "Permitted Investments" means (a) any Investment in any Issuer or in any Restricted Subsidiary of the Issuers; (b) any Investment in Cash Equivalents constituting Cash Equivalents at the time made; (c) any Investment by the Issuers or any of their Restricted Subsidiaries in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Wholly-Owned Subsidiary of any Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any of the Issuers or any of their Restricted Subsidiaries; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.10; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers; (f) other Investments by the Issuers or any of their Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million; (g) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Issuers and their Restricted Subsidiaries; (h) prior to the completion of the Mercom Acquisition, the Mercom Intercompany Loan; and (i) any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof.

          "Permitted Investors" means the collective reference to ABRY and its Control Investment Affiliates, including ABRY III.

          "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facility or other senior Indebtedness if such Indebtedness was permitted by the terms of the Indenture to be incurred, (ii) Liens securing Indebtedness of any Restricted Subsidiary of any of the Issuers if such Indebtedness was permitted by the terms of the Indenture to be incurred; (iii) Liens securing Hedging Obligations with respect to Indebtedness permitted by the Indenture to be incurred; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with any of the Issuers or any of their Restricted Subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer; (v) Liens on property existing at the time of acquisition thereof by any of the Issuers or any of their Restricted Subsidiaries, provided that such Liens were not created in contemplation of such acquisition and only extend to the property so acquired; (vi) Liens existing on the Issue Date; (vii) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (ii) through (vi), as the case may be, at the time the original Lien became a Permitted Lien; (viii) Liens in favor of any of the Issuers or any of their Restricted Subsidiaries;
(ix) Liens incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries with respect to obligations that do not exceed the greater of $15.0 million or 5% of Total Assets in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Issuer or such Restricted Subsidiary; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of Section 4.9 covering only the assets acquired with such Indebtedness; (xiii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the Property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuers and their Restricted Subsidiaries taken as a whole; (xv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xvi) leases or subleases granted to third Persons not materially interfering with the ordinary course of business of the Issuers or any of their Restricted Subsidiaries; (xvii) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xviii) deposits made in the ordinary course of business to secure liability to insurance carriers; (xix) Liens to secure Indebtedness permitted under Section 4.9; provided, that any such Lien encumbers only the assets so purchased with the proceeds thereof; (xx) any attachment or judgment Lien not constituting an Event of Default under clause (vii) of the first paragraph of
Section 6.1; (xxi) any interest or title of a lessor or sublessor under any operating lease; (xxii) Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business; (xxiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any of the Issuers or any of their Restricted Subsidiaries, including rights of offset and set-off; (xxiv) bankers' Liens in respect of deposit accounts; (xxv) Liens created under this Indenture; (xxvi) Liens imposed by law incurred by the Issuers or their Restricted Subsidiaries in the ordinary course of business; and (xxvii) any renewal of or substitution for any Lien permitted by clauses (i) through (xxvi), provided, however, that with respect to Liens incurred pursuant to this clause (xxvii), the principal amount secured has not increased nor the Liens extended to any additional property (other than proceeds of the property in question).

          "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Issuer or such Restricted Subsidiary (other than intercompany Indebtedness); provided that either: (A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable fees and expenses incurred in connection therewith); (B) for Indebtedness other than Indebtedness incurred pursuant to the Credit Facility, such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Discount Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Discount Notes on terms at least as favorable to the Holders of Senior Discount Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (D) such Indebtedness is incurred either by the Issuer or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by the parent company of such obligor.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

          "Principal" means (i) Permitted Investors and (ii) the members of management of the Issuers or any of the Subsidiaries of the Issuers as of the Issue Date, in each case, together with any spouse or immediate family member (including adoptive children), estate, heirs, executors, personal representatives and administrators of such Person.

          "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Senior Discount Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 10, 1998, by and among the Issuers and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Discount Notes initially sold in reliance on Rule 903 of Regulation S.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

          "Reorganization" means the related series of substantially simultaneous transactions pursuant to which (i) substantially all the assets of Avalon Michigan (other than, at the option of Avalon Michigan, the Capital Stock of Mercom and any Subsidiary of Avalon Michigan organized for purposes of consummating the Mercom Acquisition) and Mercom (other than, at the option Avalon Michigan, the Capital Stock of Wholly-Owned Subsidiaries of Mercom) are transferred to Avalon Michigan LLC; (ii) substantially all of the liabilities of Avalon Michigan and Mercom (other than liabilities hereunder and, at the option of Avalon Michigan, intercompany debt) are transferred to Avalon Michigan LLC;
(iii) Michigan Holdings ceases to be an Issuer and together with Avalon Michigan becomes a guarantor under the Indenture and (iv) certain Indebtedness of Avalon New England shall be assumed by Avalon Michigan.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of each of the Issuers shall be Restricted Subsidiaries of each such Issuer.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Discount Note Guarantee" means the supplemental indenture, in the form of Exhibit D hereto, executed and delivered to the Trustee pursuant to which each Guarantor will guarantee payment of the Senior Discount Notes.

          "Senior Discount Notes" has the meaning assigned to it in the preamble to this Indenture.

          "Senior Subordinated Notes" means the Senior Subordinated Notes issued by the Company Issuers, as co-obligors, under an indenture dated as of December 10, 1998 among the Company Issuers and the Bank of New York, as trustee.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary"as defined in Article 1 Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the credit agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Strategic Equity Investment" means a cash contribution to the equity capital of any of the Issuers or a purchase from any such Issuer of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $25.0 million.

          "Strategic Equity Investor" means, as of any date, any Person (other than an Affiliate of any of the Issuers) engaged in a Permitted Business.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means the total combined consolidated assets of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheets (excluding the footnotes thereto) of the Issuers.

          "Total Revenues" means the total combined consolidated revenues of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheets (excluding the footnotes thereto) of the Issuers.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Discount Notes that does not bear the Private Placement Legend.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the applicable Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with such Issuer or any Restricted Subsidiary of such Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer; (c) is a Person with respect to which none of the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuers or any of their Restricted Subsidiaries. The Board of Directors of the Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted pursuant to Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          For purposes of the applicable Board of Directors making a determination that a Restricted Subsidiary is an Unrestricted Subsidiary, all outstanding Investments by each Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of Section
4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the requirements contained in the definition of an Unrestricted Subsidiary.

          Any designation of an Unrestricted Subsidiary by the applicable Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the applicable Issuer giving effect to such designation and an Officers' Certificate of the applicable Issuer certifying that such designation complied with the terms of the Indenture governing the designation of Unrestricted Subsidiaries and was permitted by Section 4.7. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the applicable Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.9 hereof, such Issuer shall be in default of such covenant).

          "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary of any Person" means a Restricted Subsidiary of such Person all of the outstanding Capital Stock and other Equity Interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2   OTHER DEFINITIONS.

                                                                 Defined in
     Term                                                         Section
     "Accreted Interest Redemption Amount".....................    3.10
     "Affiliate Transaction"...................................    4.11
     "Asset Sale Offer"........................................    4.10
     "Authentication Order"....................................     2.2
     "Change of Control Offer".................................    4.15
     "Change of Control Payment"...............................    4.15
     "Change of Control Payment Date"..........................    4.15
     "Covenant Defeasance".....................................     8.3
     "DTC".....................................................     2.3
     "Event of Default"........................................     6.1
     "Excess Proceeds".........................................    4.10
     "Funding Guarantor".......................................    10.4
     "incur"...................................................     4.9
     "Legal Defeasance"........................................     8.2
     "Offer Amount"............................................     3.9
     "Offer Period"............................................     3.9
     "Paying Agent"............................................     2.3
     "Payment Default".........................................     6.1
     "Permitted Debt"..........................................     4.9
     "Purchase Date"...........................................     3.9
     "Redemption Date".........................................     3.7
     "Registrar"...............................................     2.3
     "Restricted Payments".....................................     4.7
     "Successor Guarantor".....................................     5.2

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Senior Discount Notes and the Senior Discount Note Guarantees;

            "indenture security Holder" means a Holder of a Security;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "Obligor" on the indenture securities means the Issuers, the Guarantors and any successor obligor upon the indenture securities.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  or is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5)  provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.5 ONE CLASS OF SECURITIES.

            The Initial Senior Discount Notes, the New Senior Discount Notes and the Additional Senior Discount Notes, if any, shall vote and consent together on all matters as one class and none of the Initial Senior Discount Notes, the New Senior Discount Notes or the

Additional Senior Discount Notes shall have the right to vote or consent as a separate class on any matter.

                                  ARTICLE 2.
                           THE SENIOR DISCOUNT NOTES

SECTION 2.1 FORM AND DATING.

            (a) General.

            The Senior Discount Notes and the Trustee's certificate of authentication shall be substantially in the forms as in Exhibit A hereto. The Senior Discount Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Discount Note shall be dated the date of its authentication. The Senior Discount Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Senior Discount Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, any Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Discount Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes.

            Senior Discount Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Senior Discount Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Senior Discount Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Senior Discount Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Senior Discount Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Senior Discount Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Issuers, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.

            (c) Temporary Global Notes

            Senior Discount Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Discount Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(b)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount at maturity of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Euroclear Cedel Procedures Applicable.

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.2 EXECUTION AND AUTHENTICATION.

            Two Officers shall sign the Senior Discount Notes for each of the Issuers by manual or facsimile signature. The Issuers' seals, if any, may be reproduced on the Senior Discount Notes and may be in facsimile form.

            If an Officer whose signature is on a Senior Discount Note no longer holds that office at the time a Senior Discount Note is authenticated, the Senior Discount Note shall nevertheless be valid.

            A Senior Discount Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Discount Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of each of the Issuers signed by two Officers of each Issuer (an "Authentication Order"), (i) authenticate Senior Discount Notes for original issue up to the aggregate principal amount at issuance of $110,410,720 (such Senior Discount Notes authenticated in the aggregate principal amount at maturity of $196,000,000) and
(ii) authenticate Additional Senior Discount Notes for issue up to the aggregate principal amount at issuance of $50,000,000 (such Senior Discount Notes authenticated in the aggregate principal amount of maturity as determined at such time). The aggregate principal amount at issuance of Senior Discount Notes outstanding at any time may not exceed $160,410,720 except as provided in
Section 2.7 hereof. The Trustee shall also authenticate the Senior Discount Notes as required by Section 2.6 hereof.

            The Trustee may (at the expense of the Issuers) appoint an authenticating agent acceptable to the Issuers to authenticate Senior Discount Notes. An authenticating agent may authenticate Senior Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers and has the same protections under Article 7 herein.

SECTION 2.3 REGISTRAR AND PAYING AGENT.

            The Issuers shall maintain an office or agency where Senior Discount Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Discount Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Discount Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers, any of their Subsidiaries or any Guarantor may act as Paying Agent or Registrar.

            The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

            The Issuers shall require each Paying Agent other than the Trustee or the Issuers, any of their Subsidiaries or any Guarantor to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Discount Notes, and will notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money so paid over. If an Issuer, a Subsidiary or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust funds for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Senior Discount Notes.

SECTION 2.5 HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Discount Notes and the Issuers shall otherwise comply with TIA (S) 312(a).

SECTION 2.6 TRANSFER AND EXCHANGE.

            (a) Transfer and Exchange of Global Notes.

            A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Senior Discount Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Senior Discount Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section
2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Senior Discount Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b),(c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

          The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) written instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the

     Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers and any Guarantors in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Discount Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;


                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the New Senior Discount Notes or
          (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

           (c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and the Trustee shall upon receipt by a Responsible Officer of an Authentication Order authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar in writing through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuers) deliver such Definitive Notes to the Persons in whose names such Senior Discount Notes are so registered. Any

     Definitive Notes issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

           (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the New Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                 (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D)  the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the

               Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
               (4) thereof,

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Issuers) deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuers) deliver such Definitive Notes to the Persons in whose names such Senior Discount Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Senior Discount Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Senior Discount Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an institutional accredited investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Notes, in the case of clause (B) above, the 144A Global Notes, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases if applicable, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Senior Discount Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the New Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Note proposes to exchange such Senior Discount Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Note proposes to transfer such Senior Discount Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
               (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Note.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount of Definitive Notes so transferred.

          (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.

          Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Notes if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the New Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Note proposes to exchange such Senior Discount Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Note proposes to transfer such Senior Discount Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Note may transfer such Senior Discount Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

          (f)   Exchange Offer.

          Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global

Notes in an aggregate principal amount at maturity equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that
(x) they are not Broker-Dealers, (y) they are not participating in a distribution of the New Senior Discount Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount at maturity equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Discount Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and (at the expense of the Issuers) deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g)  Legends.

          The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.

          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Senior Discount Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A OF THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR

     (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO EITHER ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (B)   Notwithstanding the foregoing, any Global Note or Definitive
Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii),
(d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Senior Discount Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend .

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (iv) Original Issue Discount Legend. Each Global Note and each Definitive Note (and all Senior Discount Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS NOTE IS 56.332% OF ITS PRINCIPAL AMOUNT AT MATURITY, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $436.68 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY, THE ISSUE DATE IS DECEMBER 10, 1998 AND THE YIELD TO MATURITY IS 11 7/8%."

          (h)  Cancellation and/or Adjustment of Global Notes.

          At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Discount Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.2 hereof or upon receipt of a written request of the Registrar.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.15 and 9.5 hereof).

            (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the legal, valid and binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (iv) Neither the Issuers nor the Registrar, as applicable, shall be required (A) to issue, to register the transfer of or to exchange any Senior Discount Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Discount Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Discount Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Discount Note between a record date and the next succeeding interest payment date.

            (v) Prior to due presentment for the registration of a transfer of any Senior Discount Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Senior Discount Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Senior Discount Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

            (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

            (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.7 REPLACEMENT SENIOR DISCOUNT NOTES.

            If any mutilated Senior Discount Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Discount Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Discount Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Discount Note is replaced. The Issuers and the Trustee may charge for their expenses (including reasonable fees and expenses of its agents and counsel) in replacing a Senior Discount Note.

            Every replacement Senior Discount Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Discount Notes duly issued hereunder.

SECTION 2.8 OUTSTANDING SENIOR DISCOUNT NOTES.

            The Senior Discount Notes outstanding at any time are all the Senior Discount Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.9 hereof, a Senior Discount Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Senior Discount Note.

            If a Senior Discount Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Discount Note is held by a bona fide purchaser.

            If the principal amount of any Senior Discount Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Discount Notes payable on that date, then on and after that date such Senior Discount Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 TREASURY SENIOR DISCOUNT NOTES.

            In determining whether the Holders of the required principal amount of Senior Discount Notes have concurred in any direction, waiver or consent, Senior Discount Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Discount Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.1 TEMPORARY SENIOR DISCOUNT NOTES.

            Until certificates representing Senior Discount Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Discount Notes. Temporary Senior Discount Notes shall be substantially in the form of certificated Senior Discount Notes but may have variations that the Issuers consider appropriate for temporary Senior Discount Notes.

             Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Senior Discount Notes.

             Holders of temporary Senior Discount Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION.

             The Issuers at any time may deliver Senior Discount Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Senior Discount Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Senior Discount Notes shall be delivered (at the expense of the Issuers) to the Issuers. The Issuers may not issue new Senior Discount Notes to replace Senior Discount Notes that it has paid or that have been delivered to the Trustee for cancellation (except as otherwise provided herein).

SECTION 2.12 DEFAULTED INTEREST.

             If the Issuers default in a payment of interest on the Senior Discount Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Discount Notes and in Section 4.1 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Discount Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 CUSIP NUMBERS.

             The Issuers in issuing the Senior Discount Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Discount Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Discount Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

             In the event that the Issuers shall issue and the Trustee shall authenticate any Additional Senior Discount Notes pursuant to this Indenture, the Issuers shall use their best efforts to obtain the same CUSIP number for such Additional Senior Discount Notes as is printed on the Senior Discount Notes outstanding at such time; provided, however, that if any Additional Senior Discount Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Senior Discount Notes outstanding at such time for federal income tax purposes, the Issuers may obtain a CUSIP number for such Additional Senior Discount Notes that is different from the CUSIP number printed on the Senior Discount Notes then outstanding.

SECTION 2.14 LIMITATION OF ISSUER'S AND ADDITIONAL OBLIGOR'S LIABILITY.

             Each Issuer and Additional Obligor, if any, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the obligations under this Indenture and the Senior Discount Notes not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Issuer or Additional Obligor hereby irrevocably agree that the obligations of each Issuer and Additional Obligor under the Indenture and the Senior Discount Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Issuer or Additional Obligor and after giving effect to any collections from or payments made by or on behalf of any other Issuer or Additional Obligor in respect of the obligations of such other Issuer or Additional Obligor pursuant to this Indenture or the Senior Discount Notes, result in the obligations of such Issuer or Additional Obligor not constituting such a fraudulent transfer or conveyance.


                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

SECTION 3.1  NOTICES TO TRUSTEE.

             If the Issuers elect to redeem Senior Discount Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Discount Notes to be redeemed and (iv) the redemption price.

SECTION 3.2  SELECTION OF SENIOR DISCOUNT NOTES TO BE REDEEMED.

             If less than all of the Senior Discount Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Discount Notes to be redeemed or purchased among the Holders of the Senior Discount Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Discount Notes are listed or, if the Senior Discount Notes are not so listed, on a pro rata basis, by lot or in accordance with any other customary method. In the event of partial redemption by lot, the particular Senior Discount Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Discount Notes not previously called for redemption.

             The Trustee shall promptly notify the Issuers of the Senior Discount Notes selected for redemption and, in the case of any Senior Discount Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Discount Notes and portions of Senior Discount Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Discount Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Discount Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Discount Notes called for redemption also apply to portions of Senior Discount Notes called for redemption.

SECTION 3.3  NOTICE OF REDEMPTION.

             Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Discount Notes are to be redeemed at its registered address.

             The notice shall identify the Senior Discount Notes to be redeemed and shall state:

             (a) the redemption date;

             (b) the redemption price;

             (c) if any Senior Discount Note is being redeemed in part, the portion of the principal amount of such Senior Discount Note to be redeemed and that, after the redemption date upon surrender of such Senior Discount Note, a new Senior Discount Note or Senior Discount Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Discount Note;

             (d) the name and address of the Paying Agent;

             (e) that Senior Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

             (f) that, unless the Issuers default in making such redemption payment, interest on Senior Discount Notes called for redemption ceases to accrue on and after the redemption date;

             (g) the paragraph of the Senior Discount Notes and/or Section of this Indenture pursuant to which the Senior Discount Notes called for redemption are being redeemed; and

             (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Discount Notes.

             At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION.

             Once notice of redemption is mailed in accordance with Section 3.3 hereof, Senior Discount Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.

             One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Discount Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Discount Notes to be redeemed.

             If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Discount Notes or the portions of Senior Discount Notes called for redemption. If a Senior Discount Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Discount Note was registered at the close of business on such record date. If any Senior Discount Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Discount Notes and in Section 4.1 hereof.

SECTION 3.6  SENIOR DISCOUNT NOTES REDEEMED IN PART.

             Upon surrender of a Senior Discount Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Senior Discount Note equal in principal amount to the unredeemed portion of the Senior Discount Note surrendered.

SECTION 3.7  OPTIONAL REDEMPTION.

             (a) Except as described in clause (b) of this Section 3.7, the Senior Discount Notes will not be redeemable at the Issuers' option prior to December 1, 2003. Thereafter, the Senior Discount Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

               YEAR                               PERCENTAGE
               ----                               ----------
               2003.............................   105.938%

               2004.............................   103.958%

               2005.............................   101.979%

               2006 and thereafter..............   100.000%

             (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to December 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Senior Discount Notes originally issued under the Indenture at a redemption price equal to 111.875% of the Accreted Value at the date of redemption, plus Liquidated Damages, if any, to the redemption date, with the Net Cash Proceeds of any Equity Offering and/or the Net Cash Proceeds of a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Discount Notes originally issued remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering and/or Strategic Equity Investment.

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8 MANDATORY REDEMPTION.

            Except pursuant to Sections 3.10, 4.10 or 4.15, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Discount Notes.

SECTION 3.9 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Senior Discount Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Discount Notes tendered in response to the Asset Sale Offer. Payment for any Senior Discount Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Discount Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Discount Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a written notice to the Trustee and to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Discount Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to this Section
     3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

            (b) the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Senior Discount Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Issuers default in making such payment, any Senior Discount Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Senior Discount Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Discount Note purchased and may not elect to have only a portion of such Senior Discount Note purchased;

          (f) that Holders electing to have a Senior Discount Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Discount Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Discount Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Discount Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Discount Note purchased;

          (h) that, if the aggregate principal amount at maturity of Senior Discount Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Senior Discount Notes to be purchased on a pro rata basis, by lot or by any other customary method (with such adjustments as may be deemed appropriate by the Issuers so that only Senior Discount Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Senior Discount Notes were purchased only in part shall be issued new Senior Discount Notes equal in principal amount to the unpurchased portion of the Senior Discount Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, as described in (h) above, to the extent necessary, the Offer Amount of Senior Discount Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Discount Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Discount Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section
3.9. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Discount Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Senior Discount Note, and the Trustee, upon receipt of an Authentication Order from the Issuers shall authenticate and mail or deliver such new Senior Discount Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Discount Note surrendered. Any Senior Discount Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.1 MANDATORY PAYMENT OF ACCRUED INTEREST.

            On December 1, 2003, the Issuers shall be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding (the "Accreted Interest Redemption Amount") on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed.

                                  ARTICLE 4.
                                   COVENANTS

SECTION 4.1 PAYMENT OF SENIOR DISCOUNT NOTES.

            The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Senior Discount Notes on the dates and in the manner provided in the Senior Discount Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Discount Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY.

            The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Discount Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Senior Discount Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuers may also from time to time designate one or more other offices or agencies where the Senior Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

SECTION 4.3 REPORTS.

            (a) Whether or not the Issuers are required by the rules and regulations of the Commission, so long as any Senior Discount Notes are outstanding, the Issuers, on a combined consolidated basis, will furnish to each of the Holders of Senior Discount Notes (i) quarterly and annual financial statements substantially equivalent to financial statements that would have been included in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and, with respect to the annual information only, reports thereon by the Issuers' independent public accountants (which shall be firm(s) of established national reputation) and (ii) all information that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. All such information and reports shall be provided on or prior to the dates on which such filings would have been required to be made had such Issuer been subject to the rules and regulations of the Commission. In addition, the Issuers shall make such information available to securities analysts and prospective investors upon request. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Issuers shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

            (b) For so long as any Senior Discount Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4 COMPLIANCE CERTIFICATE.

            (a) The Issuers and any Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal quarter, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Discount Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof, as they relate to accounting and financial matters, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Issuers shall, so long as any of the Senior Discount Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.5 TAXES.

            The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Discount Notes.

SECTION 4.6 STAY, EXTENSION AND USURY LAWS.

            Each of the Issuers and any Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and any Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.7 RESTRICTED PAYMENTS.

            The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Issuer) or to the direct or indirect holders of the Issuers' or any of their Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of any Issuer and other than dividends or distributions payable to any Issuer or another Restricted Subsidiary and if such Restricted Subsidiary has equity holders other than any of the Issuers or other Restricted Subsidiaries, to its other equity holders on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving any Issuer) any Equity Interests of any Issuer or any direct or indirect parent of any Issuer or other Affiliate of any Issuer; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Issuer that is subordinated to the Senior Discount Notes, except a payment of interest or principal at Stated Maturity, or a payment of interest made through the issuance of additional Indebtedness of the same kind as the Indebtedness on which such interest shall have accrued or payment on Indebtedness owed to another Issuer and except any payment in respect of the ABRY Subordinated Debt; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the
Section 4.9; and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issue Date

(excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii),
(viii), (ix), (x), (xi), (xii) and (xiii) of the next succeeding paragraph), is less than the sum of (i)(A) 100% of the aggregate Consolidated Cash Flow of the Issuers (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Issuers' first fiscal quarter commencing after the Issue Date and ending on the last day of the Issuers' most recent calendar month for which financial information is available to the Issuers ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (B) 1.4 times Consolidated Interest Expense for the same period, plus (ii) 100% of the aggregate Net Cash Proceeds received by the Issuers as a contribution to the equity capital of the Issuers or from the issue or sale since the Issue Date of Equity Interests of the Issuers (other than Disqualified Stock), or of Disqualified Stock or debt securities (including the ABRY Subordinated Debt) of the Issuers that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of such Net Cash Proceeds plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment of the applicable Issuer or Restricted Subsidiary of such Issuer in such Subsidiary as of the date of such redesignation.

          The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of any of the Issuers which is subordinated to the Senior Discount Notes or Equity Interests of any of the Issuers in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of any of the Issuers) of, other Equity Interests of any of the Issuers (other than any Disqualified Stock) or capital contributions to any of the Issuers; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of any of the Issuers which is subordinated to the Senior Discount Notes with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of any of the Issuers to the holders of its common Equity Interests so long as the applicable Issuer or such Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any of the Issuers or the payment of a dividend to any Affiliates of the Issuers to effect the repurchase, redemption, acquisition or retirement of an Affiliate's equity interest, that are held by any member of any of the Issuers' (or any of their respective Restricted Subsidiaries) management pursuant to any management equity subscription or purchase agreement or stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any fiscal year; (vi) from and after the time that the aggregate Consolidated Cash Flow of the Issuers (calculated on a pro forma basis as described in the definition of "Leverage Ratio") for any full fiscal quarter mutliplied by four exceeds $60 million, payments or distributions to any Affiliate of the Issuers to permit such Affiliate to pay for the performance of management functions by any Affiliate of the Issuers in an aggregate amount not to exceed the greater of
(A) $250,000 in any fiscal year and (B) 0.25% of Total Revenues for such year;
(vii) any payments or distributions or other transactions to be made in connection with the Merger, the Mercom Acquisition or the Reorganization (including fees and expenses incurred in connection therewith); (viii) payments to Affiliates of the Issuers and holders of Equity Interests in the Issuers in amounts equal to the amounts required to pay any Federal, state or local income taxes to the extent that (A) such income taxes are attributable to the income of the Issuers and their Restricted Subsidiaries (but limited, in the case of taxes based upon taxable income, to the extent that cumulative taxable net income subsequent to the Issue Date is positive) and (B) such taxes are related to Indebtedness between or among any of the Issuers and any of their Restricted Subsidiaries or Avalon or any of its Restricted Subsidiaries; (ix) Restricted Investments received in connection with an Asset Sale that complies with Section 4.10; (x) payments on the ABRY Subordinated Debt (including all accrued interest thereon) in accordance with the terms thereof; (xi) payments or distributions to dissenting stockholders pursuant to transactions permitted under the terms of the Indenture; (xii) the distribution by Avalon Holdings to the holders of its Capital Stock of all the Equity Interests held by Avalon Holdings in any of its Subsidiaries; provided that, substantially simultaneously with such distribution, such Equity Interests, and/or option to purchase all such Equity Interests, are sold to a third party for consideration in an amount at least equal to the fair market value of such Equity Interests and Avalon Holdings receives an amount equal to the Net Cash Proceeds of such sale and any other consideration received in connection therewith; and (xiii) other Restricted Payments in an aggregate amount not to exceed $5.0 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi), (x) and (xiii) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Issuer or the Restricted Subsidiary of such Issuer, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of such Issuer or Restricted Subsidiary, as the case may be, whose resolution with respect thereto shall be delivered to the Trustee, such determination shall be conclusive and shall be based upon an opinion or appraisal issued by an appraisal, accounting or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, such Issuer or Restricted Subsidiary, as the case may be, shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any opinion or appraisal required by the Indenture.

SECTION 4.8 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
            SUBSIDIARIES.

            The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Credit Facility as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividends and other payments restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (c) the terms of any Indebtedness permitted by the Indenture to be incurred by any Restricted Subsidiary of any of the Issuers, (d) the Indenture and the Senior Discount Notes, (e) the Indenture under which the Senior Subordinated Notes will be issued and the Senior Subordinated Notes, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (g) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (h) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (k) applicable law or any applicable rule, regulation or order.

SECTION 4.9 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

            The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) other than Permitted Debt and the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock (other than to an Issuer or another Restricted Subsidiary); provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any of the Issuers' Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Issuers' Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance and to the use of the proceeds therefrom would have been no greater than (a) 7.0 to 1, if such incurrence or issuance is on or prior to December 31, 2000, and
(b) 6.5 to 1, if such incurrence or issuance is after December 31, 2000.

            The Issuers will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the Senior Discount Notes on substantially identical terms; provided, however, that no Indebtedness of the Issuers shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured.

            The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (i) the incurrence by the Issuers or their Restricted Subsidiaries of Indebtedness under the Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuers and their Restricted Subsidiaries thereunder) and related Guarantees under the Credit Facility; provided that the aggregate principal amount of all Indebtedness of the Issuers and their Restricted Subsidiaries outstanding under the Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i) does not exceed an amount equal to $345,888,000 less the aggregate amount applied by the Issuers and their Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Senior Credit Facility pursuant to the provisions described under
     Section 4.10;

            (ii)  the incurrence by the Issuers of the ABRY Subordinated Debt;

            (iii) the incurrence by the Issuers and their Restricted Subsidiaries of Existing Indebtedness;

          (iv) the incurrence by the Issuers of the Existing Michigan Indebtedness and the Mercom Intercompany Loan;

          (v) the incurrence by the Issuers of Indebtedness represented by the Senior Discount Notes and the incurrence by the Company Issuers of Indebtedness represented by the Senior Subordinated Notes in an aggregate principal amount of $150 million outstanding on the date of the Indenture;

          (vi) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (vi), not to exceed $10.0 million at any time outstanding;

          (vii) the incurrence by the Issuers or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          (viii) the incurrence by the Issuers or any of their Restricted Subsidiaries of intercompany Indebtedness between or among any of the Issuers and any of their Restricted Subsidiaries; provided, however, that
     (i) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Discount Notes and the Indenture, and (ii)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than one of the Issuers or a Restricted Subsidiary thereof and
     (B) any sale or other transfer of any such Indebtedness to a Person that is not any one of the Issuers or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

          (ix) the incurrence by the Issuers or any of their Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

          (x) the guarantee by the Issuers of Indebtedness of any of their Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this Section 4.9;

             (xi) the guarantee by any Restricted Subsidiary of Indebtedness of any of the Issuers so long as such guarantee by such Restricted Subsidiary complies with the provisions under Section 4.17;

             (xii) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets; and

             (xiii) the incurrence by the Issuers or any of their Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiii), not to exceed $15.0 million.

             For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Issuers shall, in their sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed an issuance of Disqualified Stock.

SECTION 4.10 ASSET SALES.

             The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of its Board of Directors, whose determination shall be conclusive, set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's most recent balance sheet), of such Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Discount Notes) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are promptly converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of the foregoing and the next paragraph.

            Notwithstanding the immediately preceding paragraph, the Issuers and their Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the prior paragraph if (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of its Board of Directors, which shall be conclusive, set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash or Cash Equivalents; provided that any cash (other than any amount deemed cash under clause (ii)(x) of the preceding paragraph) or Cash Equivalents received by such Issuer or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the next paragraph.

          Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary, as the case may be, may apply such Net Cash Proceeds, at its option, (a) to repay Indebtedness of the Company Issuers (and to correspondingly permanently reduce the commitments with respect thereto under the Credit Facility) or (b) to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of assets used or useful in a Permitted Business. Pending the final application of any such Net Cash Proceeds, the Issuers or such Restricted Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph within the applicable period shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall be required, to the extent permitted by the Senior Subordinated Note Indenture, to make an offer to all Holders of Senior Discount Notes and all holders of other pari passu Indebtedness of the Issuers containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds or sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Discount Notes and such other pari passu Indebtedness of the Issuers that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (or, in the case of repurchases of Senior Discount Notes prior to the Full Accretion Date, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase), in accordance with Section 3.9 and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount at maturity or Accreted Value (as applicable) of the Senior Discount Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Discount Notes and such other Indebtedness to be purchased on a pro rata basis, by lot or by any other customary method; provided that no Senior Discount Notes of $1,000 or less shall be redeemed in part. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Discount Notes pursuant to an Asset Sale Offer.

SECTION 4.11 TRANSACTIONS WITH AFFILIATES.

            The Issuers will not, and will not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person and (ii) such Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of its Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing; provided that none of the following shall be deemed to be Affiliate
Transactions: (1) any employment agreement entered into by any of the Issuers or any of their Restricted Subsidiaries or Avalon in the ordinary course of business, (2) transactions between or among any of the Issuers and/or their Restricted Subsidiaries, (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers, (4) Restricted Payments that are permitted by Section 4.7 (5) fees and compensation paid to members of the Boards of Directors of the Issuers and their Restricted Subsidiaries or Avalon in their capacity as such, to the extent such fees and compensation are reasonable and customary, (6) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuers or any of their Restricted Subsidiaries or Avalon, as determined by the Board of Directors of such Person, to the extent such fees and compensation are reasonable and customary, (8) all transactions associated with the Reorganization and the Mercom Acquisition, (9) the Mercom Intercompany Loan, the ABRY Management Agreement and the Mercom Management Agreement and (10) Indebtedness permitted under this Indenture.

SECTION 4.12 LIENS.

             The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) of any kind securing Indebtedness, Attributable Debt, or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Senior Discount Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that, with respect to any Indebtedness which by its terms is subordinate to the Senior Discount Notes, any Lien securing such Indebtedness shall be subordinate to the Liens securing the Senior Discount Notes and all payments due under the Indenture and the Senior Discount Notes.

SECTION 4.13 BUSINESS ACTIVITIES.

             The Issuers shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business other than Permitted Businesses, except to such extent as would not be material to the Issuers and their Restricted Subsidiaries taken as a whole, and Finance Holdings shall not own any operating assets or other properties or conduct any business other than to serve as an Issuer and obligor on the Senior Discount Notes.

SECTION 4.14 CORPORATE EXISTENCE.

             Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their limited liability company or corporate existence, and the corporate, partnership, limited liability company or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of their Subsidiaries or of the Issuers holding less than substantially all of the assets of the Issuers on a combined basis, if the Board of Directors shall determine that the loss thereof is not adverse in any material respect to the conduct of the business of the Issuers and their Subsidiaries taken as a whole or to the Holders.

SECTION 4.15 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

             (a) Upon the occurrence of a Change of Control, each Holder of Senior Discount Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Discount Notes pursuant to a Change of Control Offer (as defined below) at an offer price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Senior Discount Notes prior to the Full Accretion Date, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase) (collectively, the "Change of Control Payment"). Within 20 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer (a "Change of Control Offer") to repurchase Senior Discount Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Discount Notes as a result of a Change of Control.

             (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Senior Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Discount Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Discount Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Senior Discount Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Senior Discount Notes so tendered the Change of Control Payment for such Senior Discount Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Discount Note equal in principal amount to any unpurchased portion of the Senior Discount Notes surrendered, if any; provided that each such new Senior Discount Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Senior Discount Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

             (c) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

             (d) The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.16 [INTENTIONALLY OMITTED].

SECTION 4.17 GUARANTEES BY RESTRICTED SUBSIDIARIES.

             The Issuers will not permit any of their Restricted Subsidiaries, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Issuers (other than as part of the Reorganization) unless: (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Senior Discount Note Guarantee of payment of the Senior Discount Notes by such Restricted Subsidiary, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuers or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Senior Discount Note Guarantee until the Senior Discount Notes have been paid in full.

SECTION 4.18 PAYMENTS FOR CONSENT.

             Neither the Issuers nor any of their Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Discount Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Discount Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Discount Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19 SALE AND LEASEBACK TRANSACTIONS.

             The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuers or any of their Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) such Issuer or Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the test set forth in the first paragraph of Section 4.9, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of such Issuer or Restricted Subsidiary, whose determination shall be conclusive, and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and such Issuer or Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10.

SECTION 4.20 SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

             Other than pursuant to the Reorganization, the Issuers (i) will not, and will not permit any of their Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any such Restricted Subsidiary to any Person (other than an Issuer or a Restricted Subsidiary of an Issuer), unless (a)(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary or (2) after giving effect thereto, such Restricted Subsidiary will still constitute a Restricted Subsidiary and (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10, and (ii) will not permit any of their Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to such Issuer or a Wholly Owned Restricted Subsidiary of such Issuer if, after giving effect thereto, such Restricted Subsidiary will not be a direct or indirect Subsidiary of an Issuer.

                                  ARTICLE 5.
                                  SUCCESSORS

SECTION 5.1 MERGER, CONSOLIDATION, OR SALE OF ASSETS.

            The Issuer or Issuers holding all or substantially all of the assets of the Issuers on a combined basis will not, directly or indirectly, consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers on a combined basis in one or more related transactions, to another Person unless (i) such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that the Issuers agree that so long as the Senior Discount Notes are outstanding at least one of the Issuers shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Senior Discount Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred; and (iv) except in the case of a merger of such Issuer with or into a Restricted Subsidiary of such Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, together with the surviving Issuers, will, immediately before and after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.9. None of the Issuers may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            Notwithstanding the foregoing, (a) any or all of the Issuers may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of such Issuer or the form of organization of such Issuer, provided that the amount of
Indebtedness of such Issuer and its Restricted Subsidiaries is not increased thereby and provided, further, that the successor assumes all obligations of such Issuer under the Indenture and the Registration Rights Agreement and (b) nothing in this Section 5.1 shall be deemed to prevent the consummation of the Reorganization.
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                                                                              67

SECTION 5.2 SUCCESSOR CORPORATION OR GUARANTORS SUBSTITUTED.

            (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers in accordance with this covenant, the successor corporation formed by such consolidation or into or with which an Issuer or Issuers are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of such Issuer or Issuers under this Indenture with the same effect as if such successor Person had been named as such Issuer or Issuers therein (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Issuers" shall refer instead to the successor corporation and not to such Issuer or Issuers), and may exercise every right and power of such Issuer or Issuers under this Indenture with the same effect as if such successor Person had been named as such Issuer or Issuers therein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Senior Discount Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers on a combined basis that meets the requirements of this Article 5.

            (b) Each Guarantor which is a Restricted Subsidiary, if any, shall not, and the Issuers will not permit a Guarantor which is a Restricted Subsidiary to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consultation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor"); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor's Senior Discount Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and (iii) if such merger or consolidation is with a Person other than the Issuers or a Restricted Subsidiary, (x) immediately after such transaction no Default or Event of Default shall have occurred and be continuing any (y) the Issuers will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor's Senior Discount Note Guarantee.

                                  ARTICLE 6.
                               EVENTS OF DEFAULT

SECTION 6.1 EVENTS OF DEFAULT.

            An "Event of Default" occurs if:

            (a) the Issuers default in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Discount Notes and such default continues for a period of 30 days;

            (b) the Issuers default in the payment when due of the Accreted Value of or the principal of or premium, if any, on the Senior Discount Notes;

            (c) the Issuers or any of their Restricted Subsidiaries fail to comply with any of the provisions of Sections 4.7, 4.9 or 5.1 hereof;

            (d) the Issuers or any of their Restricted Subsidiaries fail for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes to comply with the provisions of Sections 4.10 or 4.15;

            (e) the Issuers, any of their Restricted Subsidiaries or any Guarantor which is a Restricted Subsidiary, fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Discount Notes for 60 days after written notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding;

            (f) the Issuers or any of their Restricted Subsidiaries default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any of the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by any of the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more;
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                                                                              69

          (g) the Issuers or any of its Subsidiaries fail to pay a final judgment or final judgments for the payment of money which are entered by a court or courts of competent jurisdiction against the Issuers or any of their Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments (without duplication) exceeds $5.0 million (excluding amounts covered by insurance); and

          (h) the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i)   commence a voluntary case,

               (ii) consent to the entry of an order for relief against them in an involuntary case,

               (iii) consent to the appointment of a custodian of them or for all or substantially all of their property,

               (iv) make a general assignment for the benefit of their creditors, or

               (v)   generally are not paying their debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a custodian of the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

               (iii) orders the liquidation of the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2  ACCELERATION.

             If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes may declare all the Senior Discount Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of such Indebtedness under the Senior Credit Facility and (ii) five business days after receipt by the Issuers of written notice of such acceleration of the Senior Discount Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.1(h) or 6.1(i), with respect to any of the Issuers or any of their Restricted Subsidiaries, all outstanding Senior Discount Notes will become due and payable without further action or notice. Holders of the Senior Discount Notes may not enforce the Indenture or the Senior Discount Notes except as provided in the Indenture. Subject to certain limitations within this Indenture or the TIA, Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.3  OTHER REMEDIES.

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Senior Discount Notes or to enforce the performance of any provision of the Senior Discount Notes or this Indenture.

             The Trustee may maintain a proceeding even if it does not possess any of the Senior Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Discount Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  WAIVER OF PAST DEFAULTS.

             The Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Discount Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the Accreted Value or principal of, the Senior Discount Notes.

SECTION 6.5  CONTROL BY MAJORITY.

             Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that may be unduly prejudicial to the rights of other Holders of Senior Discount Notes or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

SECTION 6.6  LIMITATION ON SUITS.

             A Holder of a Senior Discount Note may pursue a remedy with respect to this Indenture or the Senior Discount Notes only if:

             (a) the Holder of a Senior Discount Note gives to the Trustee written notice of a continuing Event of Default;

             (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes make a written request to the Trustee to pursue the remedy;

             (c) such Holder of a Senior Discount Note or Holders of Senior Discount Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense;

             (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security and indemnity; and

             (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes do not give the Trustee a direction inconsistent with the request.

             A Holder of a Senior Discount Note may not use this Indenture to prejudice the rights of another Holder of a Senior Discount Notes or to obtain a preference or priority over another Holder of a Senior Discount Notes.

SECTION 6.7  RIGHTS OF HOLDERS OF SENIOR DISCOUNT NOTES TO RECEIVE PAYMENT.

             Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Discount Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Discount Note, on or after the respective due dates expressed in the Senior Discount Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Discount Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Discount Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Senior Discount Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture.
To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Discount Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.1 PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
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                                                                              73

             First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

             Second: to Holders of Senior Discount Notes for amounts due and unpaid on the Senior Discount Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Discount Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

             Third:  to the Issuers.

             The Trustee may fix a record date and payment date for any payment to Holders of Senior Discount Notes pursuant to this Section 6.10.

SECTION 6.11 FOR COSTS.

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Senior Discount Notes pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Senior Discount Notes.

                                  ARTICLE 7.
                                    TRUSTEE

SECTION 7.1  DUTIES OF TRUSTEE.

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (b)  Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole expense of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence or bad faith of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) No permissive right of the Trustee to act hereunder shall be construed as a duty.

          (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct or bad faith on its part, conclusively rely upon an Officers' Certificate, an Opinion of Counsel, or both.

          (i) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge (including actual knowledge) of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) and 6.1(b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

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            (j)  The Trustee shall not be deemed to have notice or knowledge
(including actual knowledge) of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is actually received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Senior Discount Notes generally, the Issuers or this Indenture.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Discount Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4 TRUSTEES DISCLAIMER.

             The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Senior Discount Notes, the Registration Rights Agreement or the Offering Memorandum; it shall not be accountable for the Issuers' use of the proceeds from the Senior Discount Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Discount Notes or any other document in connection with the sale of the Senior Discount Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Issuers) mail to Holders of Senior Discount Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Senior Discount Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Discount Notes.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SUBORDINATED NOTES.

            Within 60 days after each November 15 beginning with the November 15 following the date of this Indenture, and for so long as Senior Discount Notes remain outstanding, the Trustee shall (at the expense of the Issuers) mail to the Holders of the Senior Discount Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a)

(but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

            A copy of each report at the time of its mailing to the Holders of Senior Discount Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Senior Discount Notes are listed in accordance with TIA (S) 313(d). The Issuers shall promptly notify the Trustee when the Senior Discount Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.7 COMPENSATION AND INDEMNITY.

            The Issuers jointly and severally agree to pay to the Trustee from time to time such compensation as agreed upon in writing by the Trustee and the Issuers, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuers shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including taxes other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers, the Guarantors or any Holder or any other person) or liability in connection with, relating to, or arising out of (i) the exercise or performance of any of its powers or duties hereunder, or in connection herewith, and (ii) the validity, invalidity, adequacy or inadequacy of this Indenture, the Senior Discount Note Guarantees, the Senior Discount Notes, the Registration Rights Agreement and the Offering Memorandum, except to the extent any such loss, liability, claim, damage or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Guarantors of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

            The obligations of the Issuers to the Trustee under this Indenture shall survive the satisfaction and discharge of this Indenture and shall be secured by a Lien as provided in Section 6.9 hereof.

            To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Discount Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Discount Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

SECTION 7.8 REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Senior Discount Notes of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may by a board resolution remove the Trustee if:

            (a)  the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d)  the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Senior Discount Notes of at least 10% in principal amount at maturity of the then outstanding Senior Discount

Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee, after receiving a written request by any Holder of a Senior Discount Notes who has been a bona fide Holder of a Senior Discount Notes for at least six months, fails to comply with Section 7.10, such Holder of a Senior Discount Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Discount Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee (and its agents and counsel) hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

             If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

             There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

             This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

             The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

SECTION 7.12 OTHER CAPACITIES.

             All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.

SECTION 7.13 TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE ISSUER.

             Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuers actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

             The Issuers may, at their option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Senior Discount Notes and the Senior Discount Note Guarantees, if any, upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE.

             Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Senior Discount Notes and to have each Guarantor's obligations discharged with respect to its Senior Discount Note Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Discount Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Discount Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Discount Notes when such payments are due, (b) the Issuers' obligations with respect to such Senior Discount Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Issuers' and any Guarantors' obligations in connection therewith, including, without limitation, Article 7 and Section 8.5 and 8.7 hereunder, and (d) this
Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3 COVENANT DEFEASANCE.

            Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, and 5.1 hereof with respect to the outstanding Senior Discount Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Discount Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Discount Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Discount Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Senior Discount Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(f) hereof shall not constitute Events of Default.

SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Senior Discount Notes:

             In order to exercise either Legal Defeasance or Covenant
Defeasance:

          (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Senior Discount Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Senior Discount Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Senior Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(h) or 6.1(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which any of the Issuers or any of their Subsidiaries is a party or by which any of the Issuers or any of their Restricted Subsidiaries is bound;

          (f) the Issuers must have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and assumptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Issuers must have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Senior

Discount Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

            (h) the Issuers must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (i) the Trustee shall have received such other documents, assurances and Opinion of Counsel as are necessary.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
            OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Senior Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent), to the Holders of such Senior Discount Notes of all sums due and to become due thereon in respect of principal, premium, if any, Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Discount Notes.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6 REPAYMENT TO ISSUERS.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Senior Discount Notes and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Senior Discount Notes shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.7 REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Senior Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Senior Discount Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Senior Discount Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF SENIOR DISCOUNT NOTES.

            Notwithstanding Section 9.2 of this Indenture, the Issuers, any Guarantors and the Trustee may amend or supplement this Indenture, any Senior Discount Note Guarantees or the Senior Discount Notes without the consent of any Holder of a Note:

            (a)  to cure any ambiguity, omission, defect or inconsistency;

            (b) to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

            (c) to provide for the assumption of the Issuers' obligations to the Holders of the Senior Discount Notes by a successor to the Issuers pursuant to Article 5 hereof or in the Reorganization;

            (d) to add additional guarantees with respect to the Senior Discount Notes, including any Senior Discount Note Guarantees;

            (e) to make any change that would provide any additional rights or benefits to the Holders of the Senior Discount Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Discount Notes; or

            (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Issuers accompanied by a resolution of their respective Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2 WITH CONSENT OF HOLDERS OF SENIOR DISCOUNT NOTES.

            Except as provided below in this Section 9.2, the Issuers and the Trustee may amend or supplement this Indenture (including Sections 3.9, 4.10 and 4.15 hereof) and the Senior Discount Notes and any Senior Discount Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Senior Discount Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Discount Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Senior Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Senior Discount Notes or any Senior Discount Note Guarantees may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Discount Notes). Section 2.8 hereof shall determine which Senior Discount Notes are considered to be "outstanding" for purposes of this Section 9.2.

          Upon the request of the Issuers accompanied by a resolution of their respective Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Discount Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Senior Discount Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Senior Discount Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Senior Discount Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Senior Discount Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Senior Discount Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the Accreted Value or principal of or change the fixed maturity of any Senior Discount Note or alter the provisions with respect to the redemption of the Senior Discount Notes except as provided above with respect to Sections 3.9, 4.10 and 4.15 hereof;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Discount Notes;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Discount Notes (except a rescission of acceleration of the Senior Discount Notes by the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Senior Discount Notes payable in money other than that stated in the Senior Discount Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Discount Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Discount Notes;

            (g) waive a redemption payment with respect to any Senior Discount Notes (other than a payment required by one of the covenants described in Sections 4.10 and 4.15); or

            (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Senior Discount Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Discount Notes is a continuing consent by the Holder of a Senior Discount Notes and every subsequent Holder of a Senior Discount Notes or portion of a Senior Discount Notes that evidences the same debt as the consenting Holder's Senior Discount Notes, even if notation of the consent is not made on any Senior Discount Notes. However, any such Holder of a Senior Discount Notes or subsequent Holder of a Senior Discount Notes may revoke the consent as to its Senior Discount Notes if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5 NOTATION ON OR EXCHANGE OF SENIOR DISCOUNT NOTES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Discount Notes thereafter authenticated. The Issuers in exchange for all Senior Discount Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Discount Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Senior Discount Notes shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.4 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10.
                                   GUARANTEE

SECTION 10.1 UNCONDITIONAL GUARANTEE.

             Any Guarantor will unconditionally, jointly and severally, guarantee to each Holder of a Senior Discount Notes authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, interest and Liquidated Damages, if any, on the Senior Discount Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Senior Discount Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Senior Discount Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.3. Any Guarantor will agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Discount Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Discount Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Any Guarantor will waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that each Senior Discount Note Guarantee, as the case may be, will not be discharged except by complete performance of the obligations contained in the Senior Discount Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to an Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to an Issuer or any Guarantor, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, each Senior Discount Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Any Guarantor will agree that, as between any Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purpose of each Senior Discount Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall become due and payable by any Guarantor for the purpose of each Senior Discount Note Guarantee.

SECTION 10.2 SEVERABILITY.

             In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.3 LIMITATION OF GUARANTOR'S LIABILITY.

             Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that each Senior Discount Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under each Senior Discount Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor pursuant to Section 10.4, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 10.4 CONTRIBUTION.

             In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Senior Discount Note Guarantee, as the case may be, such Funding Guarantor shall be entitled to a contribution from all other Guarantors (if any) in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 10.3, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuers' obligations with respect to the Senior Discount Notes or any other Guarantor's obligations under a Senior Discount Note Guarantee, as the case may be.

SECTION 10.5 SUBORDINATION OF SUBROGATION AND OTHER RIGHTS.

             Each Guarantor hereby agrees that any claim against an Issuer that arises from the payment, performance or enforcement of such Guarantor's obligations under a Senior Discount Note Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Senior Discount Notes in accordance with the provisions provided therefor in this Indenture.

                                  ARTICLE 11.
                                 MISCELLANEOUS

SECTION 11.1 TRUST INDENTURE ACT CONTROLS.

             If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

SECTION 11.2 NOTICES.

             Any notice or communication by the Issuers, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

               If to the Issuers and/or any Guarantor:

               Avalon Cable of Michigan Holdings, Inc.
               Avalon Cable of New England, LLC
               Avalon Cable Holdings Finance, Inc.
               800 Third Avenue, Suite 3100
               New York, New York  10022
               Attn: President

               ABRY Partners, Inc.
               18 Newbury Street
               Boston, MA  02166
               Attn:  Jay Grossman

               If to the Trustee:

               The Bank of New York
               101 Barclay Street, Floor 21 West
               New York, New York  10286
               Telecopier No.: (212) 815-5915
               Attn: Corporate Trust Administration

             The Issuers, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

             All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five

Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

             If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee, which shall be effective only upon actual receipt thereof.

             If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3 COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED  NOTES WITH OTHER
             HOLDERS OF SENIOR DISCOUNT NOTES.

             Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Senior Discount Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

             Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

             (a) an Officers' Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

             (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

             (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

             (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.6 RULES BY TRUSTEE AND AGENTS.

             The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
             SHAREHOLDERS.

             No director, officer, employee, incorporator, member, manager or stockholder of any Person who is or was an Issuer or Parent Guarantor, as such, shall have any liability for any obligations under the Senior Discount Notes, the Senior Discount Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Discount Notes by accepting a Senior Discount Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.8 GOVERNING LAW.

             THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SENIOR DISCOUNT NOTES AND ANY SENIOR DISCOUNT NOTE GUARANTEES.

SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

              This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 SUCCESSORS.

              All agreements of the Issuers in this Indenture and the Senior Discount Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 SEVERABILITY.

              In case any provision in this Indenture or in the Senior Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 COUNTERPART ORIGINALS.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

              The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES


Dated as of December 10, 1998
                                        AVALON CABLE OF MICHIGAN
                                        HOLDINGS, INC.

                                        By: /s/ Joel C. Cohen
                                           ---------------------------------
                                           Name: Joel C. Cohen
                                           Title: President, Chief Executive
                                                  Officer and Secretary


                                        AVALON CABLE OF NEW ENGLAND, LLC

                                        By: /s/ Joel C. Cohen
                                           ---------------------------------
                                           Name: Joel C. Cohen
                                           Title: President, Chief Executive
                                                  Officer and Secretary



                                        AVALON CABLE HOLDINGS FINANCE, INC.

                                        By: /s/ Joel C. Cohen
                                           ---------------------------------
                                           Name: Joel C. Cohen
                                           Title: President, Chief Executive
                                                  Officer and Secretary


                                        THE BANK OF NEW YORK


                                        By: /s/ Mary La Gumina
                                           ---------------------------------
                                           Name: Mary La Gumina
                                           Title: Assistant Vice President

                                   EXHIBIT A

                                (Face of Note)

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the
                                  Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Original Issue Discount Legend pursuant to the provisions of the
                                  Indenture]

                    11 7/8% Senior Discount Notes due 2008

                                                             CUSIP/CINS_________

No.______                                                             $_________

                    AVALON CABLE OF MICHIGAN HOLDINGS, INC.
                               AVALON CABLE LLC
                      AVALON CABLE HOLDINGS FINANCE, INC.

promises to pay to __________________________________________________________
or registered assigns,
     the principal sum of________________________________________________
Dollars on December 1, 2008.
Interest Payment Dates: June 1 and December 1
Record Dates: May 15 and November 15


                                         AVALON CABLE OF MICHIGAN HOLDINGS,
                                         INC.


                                         By:__________________________________
                                            Name:
                                            Title:

                                         By:__________________________________
                                            Name:
                                            Title:

                                         AVALON CABLE LLC

                                         By:___________________________________
                                            Name:
                                            Title:

                                         By:___________________________________
                                            Name:
                                            Title:


                                         AVALON CABLE HOLDINGS FINANCE, INC.

                                         By:___________________________________
                                            Name:
                                            Title:

                                         By:___________________________________
                                            Name:
                                            Title:


This is one of the Notes
referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,

By:__________________________
Name:
Title:

Dated:

                                (Back of Note)


                    11 7/8% Senior Discount Notes due 2008

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Avalon Cable of Michigan Holdings, Inc. a Delaware corporation, Avalon Cable LLC, a Delaware limited liability company, and Avalon Cable Holdings Finance, Inc., a Delaware corporation (collectively the "Issuers") promise to pay interest on the principal amount of this Senior Discount Note at 11 7/8% per annum as described below and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Until December 1, 2003, interest will not be paid currently on the Senior Discount Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and December 1, 2003, on a semi-annual basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Discount Notes on December 1, 2003 (the "Full Accretion Date"). Beginning on the Full Accretion Date, interest on the Senior Discount Notes will accrue at the rate of 11 7/8% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, to Holders of record on the immediately preceding May 15 and November 15. The Issuers shall pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date; provided that if there is no existing Default in the payment of interest, and if this Senior Discount Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2004. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. After the Full Accretion Date, the Issuers will pay interest on the Senior Discount Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Discount Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Senior Discount Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Senior Discount Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of $1,000 or more principal, premium, if any, interest and Liquidated Damages, if any, with respect to Senior Discount Notes the Holders of which have given wire transfer instructions to the Issuers at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Mandatory Payment of Accrued Interest. Prior to December 1, 2003, interest on the Senior Discount Notes will accrete at an annual rate of 11 7/8% per annum, compounded semi-annually, but will not be paid until December 1, 2003. On December 1, 2003, the Issuers will be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding (the "Accreted Interest Redemption Amount") on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed.

4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers, any of their Subsidiaries or any Guarantor may act in any such capacity.

5.   Indenture.

     The Issuers issued the Senior Discount Notes under an Indenture dated as of December 10, 1998, as amended or supplemented from time to time ("Indenture"), among the Issuers and the Trustee. The terms of the Senior Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Discount Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Discount Notes are obligations of the Issuers limited to $160.4 million in aggregate principal amount at issuance.

     Upon completion of the Reorganization, it is anticipated that (i) the Issuers will be (a) Finance Holdings and (b) Avalon Holdings, (ii) Michigan Holdings will cease to be obligated as an Issuer and (iii) Avalon Cable of Michigan, Inc. ("Avalon Michigan") and Michigan Holdings (collectively with Avalon Michigan, the "Parent Guarantors") will become guarantors of Avalon Holdings' obligations under the Senior Discount Notes.

6.   Optional Redemption.

     (a) Except as described in subparagraph (b) of this Paragraph 6, the Senior Discount Notes will not be redeemable at the Issuers' option prior to December 1, 2003. Thereafter, the Senior Discount Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:



Year                        Redemption Price
----                        -----------------

2003...................         105.938%
2004...................         103.958%
2005...................         101.979%
2006 and thereafter....         100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Senior Discount Notes originally issued under the Indenture at a redemption price equal to 111.875% of the Accreted Value at the date of redemption, plus Liquidated Damages, if any, to the redemption date, with the Net Cash Proceeds of any Equity Offering and/or the Net Cash Proceeds of a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Discount Notes originally issued remain outstanding immediately after each occurrence of such redemption; and provided further that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering and/or Strategic Equity Investment.

     "Equity Offering" means any public or private sale of Capital Stock of any of the Issuers or Avalon or any Subsidiary of Avalon pursuant to which the Issuers together receive net proceeds of at least $25.0 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by Avalon or any Subsidiary of Avalon, the Net Cash Proceeds thereof shall have been contributed to one or more of the Issuers in the form of an equity contribution.

7.   Mandatory Redemption.

     Except as set forth in paragraph 3 or 8 of this Senior Discount Note, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Senior Discount Notes.

8.   Repurchase at the Option of Holders.

     (a) Upon the occurrence of a Change of Control, each Holder of Senior Discount Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Discount Notes pursuant to a Change of Control Offer (as defined below) at an offer price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Senior Discount Notes prior to the Full Accretion Date, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase) (collectively, the "Change of Control Payment"). Within 20 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer (a "Change of Control Offer") to repurchase Senior Discount Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Discount Notes as a result of a Change of Control.

     (b) When the aggregate amount of Excess Proceeds from Asset Sales by the Issuers and their Restricted Subsidiaries exceeds $10.0 million, to the extent permitted by the Senior Subordinated Note Indenture, the Issuers shall commence an offer to all Holders of Senior Discount Notes and all holders of other pari passu Indebtedness of the Issuers containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.9 of the Indenture to purchase the maximum principal amount of Senior Discount Notes and such other pari passu Indebtedness of the Issuers that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Senior Discount Notes prior to the Full Accretion Date, at a purchase price equal to 100% of the Accreted Value thereof as of the date of purchase), in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount at maturity or Accreted Value (as applicable) of Senior Discount Notes tendered into such Asset Sale surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Discount Notes to be purchased on a pro rata basis, by lot or other customary method; provided that no Senior Discount Notes of $1,000 or less shall be redeemed in part. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) Holders of Senior Discount Notes that are the subject of a Change of Control Offer or an Asset Sale Offer, as the case may be, may elect to have such Senior Discount Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Discount Notes.

9. Notice of Redemption. Subject to Section 3.9 of the Indenture, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Discount Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Senior Discount Note is to be redeemed in part only, the notice of redemption that relates to such Senior Discount Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Discount Notes or portions of them called for redemption.

10. Denominations, Transfer, Exchange. The Senior Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may transfer or exchange Senior Discount Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Senior Discount Notes selected for redemption. Also, the Issuers are not required to transfer or exchange any Senior Discount Notes for a period of 15 business days before a selection of Senior Discount Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of a Senior Discount Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, or the Senior Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Senior Discount Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Senior Discount Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes voting as a single class. Without the consent of any Holder of a Senior Discount Note, the Indenture or the Senior Discount Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes, to provide for the assumption of the Issuers' obligations to Holders of the Senior Discount Notes in case of a merger, consolidation or sale of assets (including the Reorganization), to add additional guarantees with respect to the Senior Discount Notes, to make any change that would provide any additional rights or benefits to the Holders of the Senior Discount Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

13.  Defaults and Remedies.

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Discount Notes; (ii) default in payment when due of the Accreted Value of or the principal of or premium, if any, on the Senior Discount Notes; (iii) failure by any of the Issuers or any of their Restricted Subsidiaries to comply with the covenants contained in Sections 4.7, 4.9 or 5.1; (iv) failure by any of the Issuers or any of their Restricted Subsidiaries for 30 days after notice to comply with the covenants contained in Sections 4.10 or 4.15; (v) failure by any of the Issuers or any of their Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Senior Discount Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any of the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by any of the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more; (vii) failure by any of the Issuers or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to any of the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes may declare all the Senior Discount Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of such Indebtedness under the Senior Credit Facility and (ii) five business days after receipt by the Issuers of written notice of such acceleration of the Senior Discount Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to any of the Issuers or any of their Restricted Subsidiaries, all outstanding Senior Discount Notes will become due and payable without further action or notice. Holders of the Senior Discount Notes may not enforce the Indenture or the Senior Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Discount Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the Accreted Value or principal of, the Senior Discount Notes.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default that is continuing, to deliver to the Trustee a statement specifying such Default or Event of Default.

14. Trustee Dealings With Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, manager, member or stockholder of any Person who is or was an Issuer or Parent Guarantor, as such, shall have any liability for any obligations of the Issuers under the Senior Discount Notes or the Indenture or any related documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Discount Notes by accepting a Senior Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

16. Authentication. This Senior Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Senior Discount Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 10, 1998, among the Issuers and the parties named on the signature pages thereof or, in the case of Additional Senior Discount Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Senior Discount Notes (collectively, the "Registration Rights Agreement").

19.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior

Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     In the event that the Issuers shall issue and the Trustee shall authenticate any Additional Senior Discount Notes pursuant to the Indenture, the Issuers shall use their best efforts to obtain the same CUSIP number for such Additional Senior Discount Notes as is printed on the Senior Discount Notes outstanding at such time; provided, however, that if any series of Additional Senior Discount Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Senior Discount Notes outstanding at such time for federal income tax purposes, the Issuers may obtain a CUSIP number for such series of Additional Senior Discount Notes that is different from the CUSIP number printed on the Senior Discount Notes then outstanding.

20. Guarantees. This Senior Discount Note may be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Avalon Cable of Michigan Holdings, Inc.
          Avalon Cable LLC
          Avalon Cable Holdings Finance, Inc.
          800 Third Avenue, Suite 3100
          New York, New York 10022
          Attention: Vice President--Finance

                                Assignment Form


To assign this Senior Discount Note, fill in the form below: (I) or (we) assign and transfer this Senior Discount Note to


------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
to transfer this Senior Discount Note on the books of the Issuers. The agent may substitute another to act for him.


------------------------------------------------------------------------------

Date:  _______________________

                               Your Signature:________________________________
                               (Sign exactly as your name appears on the face of
                                this Senior Discount Note)

                               Tax Identification No.:________________________


                               SIGNATURE GUARANTEE:

                               -----------------------------------------------

                               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       Option of Holder to Elect Purchase

          If you want to elect to have this Senior Discount Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [_] Section 4.10    [_] Section 4.15



          If you want to elect to have only part of the Senior Discount Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date: _________________

                              Your Signature:__________________________________
                              (Sign exactly as your name appears on the face of this Senior Discount Note)

                              Tax Identification No.:__________________________

                              SIGNATURE GUARANTEE:

                              ________________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/(1)/

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                               Principal Amount         Signature of
                        Amount of        Amount of increase    of this Global Note       authorized
                       decrease in          in Principal         following such           signatory
                     Principal Amount      Amount of this        decrease (or        of Trustee or Note
Date of Exchange    of this Global Note     Global Note           increase)               Custodian
----------------    -------------------     -----------           ---------               ---------




------------------------
 /(1)/ This should be included only if the Senior Discount Note is issued in global form.

                                   EXHIBIT B
                        FORM OF CERTIFICATE OF TRANSFER


Avalon Cable of Michigan Holdings, Inc.
Avalon Cable LLC
Avalon Cable Holdings Finance, Inc.
800 Third Avenue, Suite 3100
New York, NY 10022
Attention:

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

          Re:   11 7/8% Senior Subordinated Senior Discount Notes due 2008
                ----------------------------------------------------------

          Reference is hereby made to the Indenture, dated as of December 10, 1998 (the "Indenture"), among Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings"), Avalon Cable LLC ("Avalon Holdings"), Avalon Cable Holdings Finance, Inc. ("Finance Holdings") and The Bank of New York, as trustee. Initially, Michigan Holdings, Avalon Holdings and Finance Holdings or any successor thereto will be the Issuers of the Senior Discount Notes (the "Issuers"); provided that subsequent to the Reorganization, the Issuers shall be Avalon Holdings, as successor to Michigan Holdings, and Finance Holdings or any successor thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________ (the "Transferor") owns and proposes to transfer the Senior Discount Note[s] or interest in such Senior Discount Note[s] specified in Annex A hereto, in the principal amount of $____ in such Senior Discount Note[s] or interests (the "Transfer"), to ______ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred in a transaction meeting the requirements of Rule 144A to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Issuers or a subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an institutional "accredited investor" and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee and (2) if such Transfer is in respect of a principal amount of Senior Discount Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.


          (a) [_] Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                         _____________________________
                                         [Insert Name of Transferor]

                                         By:__________________________
                                         Name:
                                         Title:

Dated: ___________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [_] a beneficial interest in the:

          (i)    [_] 144A Global Note (CUSIP _____), or

          (ii    [_] Regulation S Global Note (CUSIP _____), or

          (iii)  [_] IAI Global Note (CUSIP _____); or

     (b)  a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)  [_] a beneficial interest in the:

          (i)    [_] 144A Global Note (CUSIP _____), or

          (ii    [_] Regulation S Global Note (CUSIP _____), or

          (iii)  [_] a IAI Global Note (CUSIP _____), or

          (iv)   [_] Unrestricted Global Note (CUSIP _____); or

     (b)  [_] a Restricted Definitive Note; or

     (c)  [_] an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE


Avalon Cable of Michigan Holdings, Inc.
Avalon Cable LLC
Avalon Cable Holdings Finance, Inc.
800 Third Avenue, Suite 3100
New York, NY 10022
Attention: Vice President--Finance

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

          Re:   11 7/8% Senior Subordinated Senior Discount Notes due 2008
                ----------------------------------------------------------

                          (CUSIP ____________________)

          Reference is hereby made to the Indenture, dated as of December __, 1998 (the "Indenture"), among Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings"), Avalon Cable LLC ("Avalon Holdings"), Avalon Cable Holdings Finance, Inc. ("Finance Holdings") and The Bank of New York, as trustee. Initially, Michigan Holdings, Avalon Holdings and Finance Holdings or any successor thereto will be the Issuers of the Senior Discount Notes (the "Issuers"); provided that subsequent to the Reorganization, the Issuers shall be Avalon Holdings, as successor to Michigan Holdings, and Finance Holdings or any successor thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ________________ (the "Owner") owns and proposes to exchange the Senior Discount Note[s] or interest in such Senior Discount Note[s] specified herein, in the principal amount of $______, for the Senior Discount Note[s] or interests specified herein (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such

Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.


          (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                         _________________________
                                           [Insert Name of Owner]

                                         By:______________________
                                            Name:
                                            Title:

Dated:______________________

                                   EXHIBIT D
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among _______________ (the "Guarantor"), a __________ of
_____________________________________________________, as issuers under the indenture referred to below, the other Guarantors (as defined in the indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 10, 1998 providing for the issuance of an aggregate principal amount at issuance of up to $160.4 million of 11 7/8% Senior Discount Notes due 2008 (the "Senior Discount Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers' Obligations under the Senior Discount Notes and the Indenture on the terms and conditions set forth herein (the "Senior Discount Note Guarantee"); and

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Discount Notes as follows:


          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.   Agreement to Guarantee.  The Guarantor hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Senior Discount Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Discount Notes or the obligations of the Issuers hereunder or thereunder, that:

               (i) the principal of and interest on the Senior Discount Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Discount Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Senior Discount Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Discount Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Discount Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

          (d) This Senior Discount Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Discount Notes and the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Discount Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
               Article 6 of the Indenture for the purposes of this Senior Discount Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Discount Note Guarantee.

          (h) Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that each Senior Discount Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under each Senior Discount Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor pursuant to Section 2(i), result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

          (i) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Senior Discount Note Guarantee, as the case may be, such Funding Guarantor shall be entitled to a contribution from all other Guarantors (if any) in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 2(h), for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuers' obligations with respect to the Senior Discount Notes or any other Guarantor's obligations under a Senior Discount Note Guarantee, as the case may be.

          (j) This Senior Discount Note Guarantee inures to the benefit of and is enforceable by the Trustee, the Holders and their successors, transferees and assigns.

          3. Execution and Delivery. Each Guarantor agrees that the Senior Discount Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Senior Discount Note a notation of such Senior Discount Note Guarantee.

          4. Guarantor May Consolidate, Etc. on Certain Terms. Each Guarantor which is a Restricted Subsidiary, if any, shall not, and the Issuers will not permit a Guarantor which is a Restricted Subsidiary to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consultation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor"); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor's Senior Discount Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and (iii) if such merger or consolidation is with a Person other than the Issuers or a Restricted Subsidiary, (x) immediately after such transaction no Default or Event of Default shall have occurred and be continuing any (y) the Issuers will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 of the Indenture. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture, the Registration Rights Agreement and such Guarantor's Senior Discount Note Guarantee.

          5.   Releases.

          (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Senior Discount Note Guarantee; provided that the Net Proceeds of such sale or other disposition in the case of a Restricted Subsidiary are applied in accordance with the applicable provisions of the Indenture, including without limitation Section

               4.10 of the Indenture. Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Senior Discount Note Guarantee.

          (b) Any Guarantor not released from its obligations under its Senior Discount Note Guarantee shall remain liable for the full amount of principal of and interest on the Senior Discount Notes.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, manager, member or stockholder of any Person who is or was an Issuer or guarantor under the Senior Discount Notes, as such, shall have any liability for any obligations of the Issuers under the Senior Discount Notes or the Indenture or hereunder or any related documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Discount Notes by accepting a Senior Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          7. Fees and Expenses. The Guarantor hereby agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Senior Discount Note Guarantee.

          8. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuers.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: __________                        [Guarantor]

                                         By:_______________________
                                            Name:
                                            Title:

                                         THE BANK OF NEW YORK, as
                                         Trustee

                                         By:_______________________
                                            Name:
                                            Title: